Exhibit 99.2

NORTHERN TIER ENERGY First Quarter 2013 Earnings Conference Call and Webcast May 14, 2013

Forward Looking Statements NORTHERN TIER Energy 1 The following information contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on management’s current expectations and beliefs, as well as a number of assumptions concerning future events. You can identify forward-looking statements by words such as “anticipate,” “believe,” “estimate,” “forecast,” “project,” “could,” “may,” “should,” “would,” “will or other similar expression that convey the uncertainty of future events or outcomes. These forward-looking statements are based on our current expectations and beliefs concerning future developments and their potential effect on us. While management believes that these forward-looking statements are reasonable as and when made, there can be no assurance that future developments affecting us will be those that we anticipate. All comments concerning our expectations for future revenues and operating results are based on our forecasts for our existing operations and do not include the potential impact of any future acquisitions. Our forward-looking statements involve significant risks and uncertainties (some of which are beyond our control) and assumptions that could cause actual results to differ materially from our historical experience and our present expectations or projections. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, the overall demand for hydrocarbon products, fuels and other refined products; our ability to produce products and fuels that meet our customers’ unique and precise specifications; the impact of fluctuations and rapid increases or decreases in crude oil, refined products, fuel and utility services prices and crack spreads, including the impact of these factors on our liquidity; fluctuations in refinery capacity; accidents or other unscheduled shutdowns or disruptions affecting our refinery, machinery, or equipment, or those of our suppliers or customers; changes in the cost or availability of transportation for feedstocks and refined products; the results of our hedging and other risk management activities; our ability to comply with covenants contained in our debt instruments; labor relations; relationships with our partners and franchisees; successful integration and future performance of acquired assets, businesses or third-party product supply and processing relationships; our access to capital to fund expansions, acquisitions and our working capital needs and our ability to obtain debt or equity financing on satisfactory terms; currently unknown liabilities in connection with the Marathon Acquisition (as defined herein); environmental liabilities or events that are not covered by an indemnity, insurance or existing reserves; dependence on one principal supplier for merchandise; maintenance of our credit ratings and ability to receive open credit lines from our suppliers; the effects of competition; continued creditworthiness of, and performance by, counterparties; the impact of current and future laws, rulings and governmental regulations, including guidance related to the Dodd-Frank Wall Street Reform and Consumer Protection Act; shortages or cost increases of power supplies, natural gas, materials or labor; weather interference with business operations; seasonal trends in the industries in which we operate; fluctuations in the debt markets; potential product liability claims and other litigation; and changes in economic conditions, generally, and in the markets we serve, consumer behavior, and travel and tourism trends. For additional information regarding known material factors that could cause our actual results to differ from our projected results, please see Part I, “Item 1A. Risk Factors” and elsewhere in our Form 10-Q, dated May 14, 2013 (File No. 001-35612). The presentation also includes non-GAAP measures. We believe that these non-GAAP financial measures provide useful information about our operating performance and should not be viewed in isolation or considered as alternatives to comparable GAAP measures. Our non-GAAP financial measures may also differ from similarly names measures used by other companies. See the disclosures in the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in our quarterly report on Form 10-Q for the three ended March 31, 2013 for additional information on the non–GAAP measures used in this presentation and reconciliations to the most directly comparable GAAP measures.

Q1 2013 Financial Results and Key Refining Performance Metrics NORTHERN TIER Energy 2 Q1 2013 Q1 2012 Net Income $119.4 $(193.6) Adjusted EBITDA1 156.6 81.5 Consolidated Financial Results Key Refining Performance Metrics 1 See Appendix for reconciliation of Net Income to Adjusted EBITDA. 2 See Appendix for each of the components used in this calculation (revenue and cost of sales). 3 Typically, 80% of our products are comparable to a 3-2-1 crack spread, while 95% of our products are comparable to a 6-3-2-1 crack spread. 4 Direct operating expenses per barrel is calculated by dividing direct operating expenses by the total barrels of throughput for the respective periods presented. ($ in millions) Gross Margin 2 ($ per throughput barrel) Group 3 Benchmark Crack Spread 3 Direct Operating Expenses 4 ($ per throughput barrel) Throughput (millions of barrels) Q1 2013 Q1 2012 $25.81 $17.71 $4.89 $4.53 7.7 6.9 $27.64 $22.30 $23.10 $18.34 3-2-1 3-2-1 6-3-2-1 6-3-2-1 $22.30 $14.30 $27.64 $19.55

1See Appendix for reconciliation of Net Income to Adjusted EBITDA.

2See Appendix for each of the components used in this calculation (revenue and cost of sales).

3Typically, 80% of our products are comparable to a 3-2-1 crack spread, while 95% of our products are comparable to a 6-3-2-1 crack spread.

4Direct operating expenses per barrel is calculated by dividing direct operating expenses by the total barrels of throughput for the respective periods presented. 2

Refinery Expansion Projects Sweet Crude Tower Expansion Project Completed in NORTHERN TIER Energy Q2 13 Increased throughput on the #2 crude tower (sweet tower) by 8kbpd Total cost is $30-$35 million Other Refinery Projects Include slurry stripper and wet gas compressor enhancements To be completed during October FCC unit turnaround Total cost is less than $10 million While the most significant benefit of the projects relate to the expanded throughput, we also expect the following estimated net yield changes relating to the crude tower expansion and other projects: 3 Delta to Existing Yields (% of Input) LPGs 0.9 % Gasoline 0.5 % Distillates 3.7 % Black Oil (4.9) %

Select Balance Sheet & Cash Flow Data 4 Q1 2013 Cash and Cash Equivalents $172.3 Total Debt (including capital leases) 282.4 Equity 491.9 Adjusted EBITDA 156.6 Net Debt to LTM Adjusted EBITDA 0.1x Cash Flow from Operations $41.5 Cash Available for Distribution 1 $113.2 Distribution per Unit $1.23 ($ in millions) 1 See Appendix for reconciliation of Net Income to Cash Available for Distribution. NORTHERN TIER Energy

Hedge Positions 5 Volume Hedged (000 barrels) NTI Strike Price Gasoline Diesel Gasoline Distillate 20131 Q2 504 761 16.08 21.40 Q3 504 761 16.08 21.40 Q4 504 761 16.08 21.40 130,000 barrels of gasoline per quarter and 15,000 barrels of diesel per quarter are hedged at cracks against WCS, while the remaining barrels are hedged at cracks against WTI. NORTHERN TIER Energy

Q2 '13 Operating and ROY Capex Guidance

Northern Tier Energy

	Q2 2013 Guidance		Normalized Post Expansion[3]	
	Low	High	Low	High
Refining Statistics:				
Total throughput – including other feedstocks (bpd)	55,000	60,000	91,000	96,000
Refined products sold & produced by SPPR(bpd)[1]	60,000	65,000		
Total refined products sold (bpd)[1]	65,000	70,000		
Refinery direct opex excluding Turnaround and NTOT ($/throughput bbl)	$7.25		$4.25	$4.75
Northern Tier Oil Trucking direct opex (Total $ spend in mm)	$4.0			
Turnaround reserve	N/A[2]		$5.0	$10.0
Retail Statistics:				
Forecasted gallons (mm)	75.0			
Retail fuel margin ($/gallon)	$0.17			
Merchandise sales ($ in mm)	$90.0			
Merchandise gross margin (%)	27.0%			
Direct operating expense ($ in mm)	$30.0			
Other Guidance ($ in mm):				
SG&A	$23.0			
Depreciation & amortization	11.0			
Cash interest expense	6.0			
Taxes	1.0			

Capital Program ($ in mm):	Q2 2013	Q3 2013	Q4 2013
Maintenance and replacement capital	$15.4	$9.8	$6.1
Waste Water Treatment (non recurring regulatory capital)	5.9	7.2	5.3
Expansion capital	17.8	1.9	1.6
Total Planned Capital Expenditures	**$39.1**	**$18.9**	**$13.0**

[1]GAAP Net Income and Adjusted EBITDA are based on volume of refined products sold. For Q2 2013, products sold are anticipated to be above throughput. However, in the case of Q2 (due to the turnaround), refined products sold include finished products purchased in the open market , therefore, SPPR will not receive a gross margin spread on those products sold. Refined products sold and produced by SPPR will receive a gross margin spread. Lastly, the guidance for refined products does not include ethanol and biodiesel barrels.

[2]Due to the turnaround and expansion project that occurred in Q2 2013 (which caused a full plant shutdown for a portion of the quarter), the Board of Directors may elect to forego a TAR reserve in Q2 and reinstate the turnaround reserve in future quarters.

[3]Represents Q2 2013 pro forma metrics for certain key statistics assuming the turnaround and expansion project had been completed by April 1, 2013.

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APPENDIX NORTHERN TIER Energy

Adjusted EBITDA Reconciliation 8 2011 2012 2013 2Q 3Q 4Q 1Q 2Q 3Q 4Q 1Q Net Income (Loss) $(42.1) $2.2 $292.7 $(193.6) $246.6 $61.1 $84.5 $119.4 Adjustments: Interest Expense 10.2 10.4 11.5 10.4 10.7 15.6 5.5 6.4 Income Tax Provision (0.1) - - - 0.1 7.7 2.0 (0.1) Depreciation and Amortization 7.6 7.4 7.2 8.5 7.8 8.3 8.6 8.6 EBITDA Subtotal $(24.4) $20.0 $311.4 (174.7) $265.2 $92.7 $100.6 $134.3 Minnesota Pipe Line Proportionate EBITDA 0.9 0.9 0.1 0.7 0.7 0.7 0.7 0.7 Turnaround and Related Expenses 19.2 - 0.1 3.5 11.5 2.1 9.0 9.7 Equity-based Compensation Impacts 0.4 0.4 0.5 0.4 0.5 0.5 (0.5) 5.3 Unrealized (Gains) / Losses on Derivative Activities 31.0 40.6 (292.6) 88.4 (191.3) 70.3 (35.4) (11.2) Contingent Consideration (Income) / Loss (9.2) 3.4 (18.2) 65.7 0.1 38.5 - - Formation and Offering Costs 1.9 1.7 1.3 - - - 0.4 0.4 Loss on Early Extinguishment of Derivatives/Debt - - - 44.6 92.2 - 50.0 - Realized losses on derivative activities 81.7 112.5 63.9 52.9 67.4 44.7 37.6 17.4 Adjusted EBITDA $101.5 $179.5 $66.5 $81.5 $246.3 $249.5 $162.4 $156.6 ($ in millions) NORTHERN TIER Energy

Refining Gross Product Margin Per Barrel of Throughput Reconciliation 9 Q1 2013 Q1 2012 Refinery Revenue $1,018.6 $894.5 Refinery Costs of Sales 820.3 772.0 Refinery Gross Product Margin $198.3 $122.5 Total Refinery Throughput (bpd) 85,365 76,004 Refinery Gross Product Margin Per Barrel of Throughput $25.81 $17.71 ($ in millions, unless otherwise indicated) NORTHERN TIER Energy

Cash Available for Distribution Reconciliation For the 3 months ending 3/31/13 Net income $119.4 Adjustments: Interest expense 6.4 Income tax benefit (0.1) Depreciation and amortization 8.6 EBITDA subtotal $134.3 Minnesota Pipe Line proportionate EBITDA 0.7 Turnaround and related expenses 9.7 Equity-based compensation 5.3 Unrealized gains on derivative activities (11.2) Formation and offering costs 0.4 Realized losses on derivative activities 17.4 Adjusted EBITDA $156.6 Cash interest expense (5.8) Minnesota Pipe Line proportionate EBITDA (0.7) Realized losses on derivative activities (17.4) Capital expenditures 1 (9.1) Formation and offering costs (0.4) Reserve for turnaround and related expenses (10.0) Cash Available for Distribution $113.2 ($ in millions) 10 1 Includes non-discretionary capital expenditures and Waste Water Treatment Plant spend for the quarter ending March 31, 2013. NORTHERN TIER Energy